CONVERTIBLE BONDS SUBSCRIPTION AGREEMENT

by and between

Cintel Corp.
Subscriber

and

STS Semiconductor & Telecommunications Co., Ltd.
Issuer

April 19, 2007

CONVERTIBLE BONDS SUBSCRIPTION AGREEMENT

This CONVERTIBLE BONDS SUBSCRIPTION AGREEMENT (the "Agreement") is made and entered into as of April 19, 2007 by and between the parties stated hereunder:

(1)
STS Semiconductor & Telecommunications Co., Ltd., a company incorporated under the laws of the Republic of Korea (“Korea”) having its principal office at 555-9, Baekseok-Dong, Cheonan, Chungcheongnam-Do, Korea (the “Company”); and.

(2)	Cintel Corp., a corporation incorporated under the laws of the State of Nevada having its principal office at 9900 Corporate Campus Drive Suite 3000 Louisville, KY 40223, U.S.A. (the “Subscriber”)

Recitals

WHEREAS, the Company has authorized the sale of convertible bonds in an aggregate principal amount of Korean Won (“KRW” or “Won”) 27,000,000,000 (Twenty Seven Billion Won) (the “Bonds” or “Convertible Bonds”), convertible into shares of the Company’s common stock, having the par value of KRW 500 (Five Hundred Won) (the “Common Stock”); and

WHEREAS, the Subscriber desires to subscribe for the Bonds on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Issuance of the Convertible Bonds.

Pursuant to the terms and conditions set forth in this Agreement on the Closing Date (as defined below), the Company shall issue to the Subscriber, and the Subscriber shall subscribe for KRW 27,000,000,000 (Twenty Seven Billion Won) Convertible Bonds due on April 20, 2009 in accordance with the terms and conditions set forth in Exhibit A. The Bonds will be issued at an issue price (the “Subscription Price”) equal to 100 per cent. of the principal amount of the Convertible Bonds.

2.	Payment of Subscription Price for the Convertible Bonds.
The Subscription Price for the Convertible Bonds shall be paid or caused to be paid by the Subscriber to the Company at 10 a.m., Seoul, Korea time, on the Closing Date in same day funds.

3.	Closing
3.1
Closing Date and Place. The closing of the issuance and subscription of the Convertible Bonds (the “Closing”) will be held at the office of the Company or such other place as agreed between the parties hereto, at 10 a.m., Seoul, Korea time, on April 20, 2007, or such other date as agreed between the parties hereto (the “Closing Date”).

3.2	Conditions to Closing. The Closing is conditional upon fulfillment or waiver by the Company of the followings:
(i)	The issue and subscription of the Convertible Bonds on the terms and conditions herein provided shall not violate any requirements of law applicable to the Company or the Subscriber;

(ii)	The Subscriber and the Company shall have completed or obtained all requisite governmental or internal approvals, consents and filing of reports; and

(iii)	The Subscriber shall have reported its subscription of the Convertible Bonds to the Bank of Korea.

3.3	Closing Deliveries of the Company

On the Closing Date, the Company shall deliver or cause to be delivered to the Subscriber all the following documents at the same time, in form and substance reasonably satisfactory to the Subscriber:

(i)	a receipt signed by a duly authorized officer of the Company, acknowledging receipt of the Subscription Price;

(ii)	bond certificates representing the Convertible Bonds;

(iii)
a certificate of a duly authorized officer of the Company attaching copies, certified by such officer as true and complete, of the resolutions of its board of directors in connection with the authorization and approval of the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereunder and of all other documents evidencing all necessary corporate action taken in connection therewith;

(iv)	a certified copy of the Commercial Registry extract of the Company dated as of a date no later than the date hereof;

(v)	the Articles of Incorporation of the Company; and

(vi)	such other documents as the Subscriber may reasonably request.

4.	Termination

4.1	Termination of Agreement. This Agreement may be terminated by notice in writing at any time prior to the Closing by:
(i)
the Company or the Subscriber, if any governmental authority of competent jurisdiction shall have issued any judgment, injunction, order, ruling or decree or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and such judgment, injunction, order, ruling, decree or other action becomes final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (i) shall have used its best and reasonable efforts to have such judgment, injunction, order, ruling or decree lifted, vacated or denied;

(ii)	the Company and the Subscriber, if the Company and the Subscriber so mutually agree in writing;

(iii)
the Company or the Subscriber, if there has been a material breach on the part of the other party of its representations, warranties and undertakings, and the failure to perform its obligations, set forth in this Agreement and the other party fails to cure such breach in fourteen (14) calendar days after the other party receives a notice of such breach;

(iv)	the Company or the Subscriber, if any of the conditions specified Section 3.2 hereof has not been satisfied or waived; and.

(v)
the Subscriber (i) if trading in any securities of the Company has been suspended or limited on the Korea Securities Dealers Automated Quotation Division of the Korea Exchange (the “KOSDAQ”) or (ii) if trading generally on the KOSDAQ or the Korea Exchange has been suspended or limited, or minimum or maximum prices for trading have been fixed, or (iii) maximum ranges for prices have been required, by the KOSDAQ or the Korea Exchange or any other governmental authority, or a material disruption has occurred in commercial banking or bond settlement or clearance services in Korea.

4.2
Effect of Termination. If this Agreement is terminated in accordance with Section 4.1 hereof and the transactions contemplated hereby are not consummated, this Agreement shall become null and void and shall be of no further force and effect. No party shall be under any liability to the other party in respect of this Agreement, only if this Agreement is terminated pursuant to Article 4.1(i), (ii) and (v) hereof.

4.3
Indemnification. In case of termination hereof under Article 4.1(iii) or (iv) above, the party with the fault causing such termination shall indemnify and hold the other party, its directors, officers, employees, sub-contractors or agents harmless from any and all reasonable losses and damages incurred by the non-breaching party.

5.	Representations, Warranties and undertakings of the Company.
5.1	Representations and Warranties: The Company represents to the Subscriber as of the date of this Agreement and the Closing Date:

a.
that the Company is duly organized and validly existing under the law of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted;

b.
that the Company is duly qualified as a corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect;

“Material Adverse Effect” means any material adverse effect on the business, properties, operations, assets, financial condition or results of operations of the Subscriber or the Company, as the case may be, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

c.
that (i) the Company has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, and to issue the Convertible Bonds and the shares of Common Stock issuable upon conversion of the Convertible Bonds (the “Bond Shares”), in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by its board of directors and no further consent or authorization of the Company, or its board of directors or stock holder is required, (iii) this Agreement has been duly executed and delivered, and (iv) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms;

d.	that the Company has an authorized share capital of 200,000,000 shares with the par value of Won 500 and an issued and outstanding share capital of 15,066,357 common shares as of the date hereof;

e.	that all of the outstanding shares have been duly listed and admitted for trading on the KOSDAQ;

f.
that the Convertible Bonds are duly authorized and are validly issued, fully paid and non-assessable, free of any encumbrances, and are not subject to preemptive rights of the Company’s Articles of Incorporation, By-laws and other constitutional documents;

g.
that the Company has available, and will maintain available, free from pre-emptive or other rights, out of its authorized but unissued shares such number of the Bond Shares as would or may be required to be issued upon conversion of the Convertible Bonds.

h.
that the execution, delivery and performance of this Agreement and the Convertible Bonds issued by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation, By-laws or other constitutional documents of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both could become a default) in material respects under, or give to others any rights of termination, amendment or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) in material respects applicable to the Company or by which any material property or asset of the Company is bound or affected;

i.
that except as specifically contemplated by this Agreement and as required under the Korea Securities and Exchange Act and the regulations thereunder, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof;

j.
that there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company that is reasonably likely to have a Material Adverse Effect;

k.
that the Company (i) owns or has the right to use, free and clear of all liens, claims, encumbrances, pledges, security interests, and other adverse interests of any kind whatsoever, all patents, inventions, know-how, trade secrets, trademarks, service marks, trade names, copyrights, technology, and all licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted or proposed to be conducted without, to the best knowledge of the Company, infringing upon or otherwise acting adversely to the right or claimed right of any person, the Company or other entity, (ii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, know-how, technology or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise and (iii) has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Effect;

l.
that (i) the Company has filed or caused to be filed all income tax returns which is required to be filed and has paid or caused to be paid all taxes and all assessments received by them to the extent that such taxes and assessments have become due, except taxes and assessments the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside, and except for such returns for which the failure to file would not have a Material Adverse Effect upon the Company and (ii) the Company has paid or caused to be paid, or has established reserves that the Company reasonably believes to be adequate in all material respects, for all federal income tax liabilities and state income tax liabilities applicable to the Company for all fiscal years which have not been examined and reported on by the taxing authorities (or closed by applicable statutes);

m.	that there has been no material adverse change in the business and financial conditions of the Company since the date of its last audited financial statements;

n.
that the Company is not in violation of and is not under investigation with respect to and, to the best knowledge of the Company, has not been threatened to be charged with or given notice of any violation of, any law or government order, which would have a Material Adverse Effect;

o.
that neither the Company nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of the Convertible Bonds, or solicited offers to buy the Convertible Bonds, under circumstances that would require the registration of the Convertible Bonds (or the Bond Shares issuable on conversion of the Convertible Bonds) under the United States Securities Act of 1933 (the “U.S. Securities Act”);

p.
that neither the Company nor any person acting on its or their behalf has engaged in any directed selling efforts (as defined in Regulation S under the U.S. Securities Act) with respect to the Convertible Bonds (or the Bond Shares issuable on conversion thereof). The Company reasonably believes that there is no substantial U.S. market interest (as defined in Regulation S) in its Convertible Bonds (or the Bond Shares issuable on conversion thereof);

q.
that the Company is a "foreign company" (as such term is defined in Regulation S) and reasonably believes that there is no substantial U.S. market interest (as defined in Regulation S) in the debt securities, the shares of the Company or any securities of the same class as the shares of the Company and that the Company and any person acting on its or their behalf have complied with and will comply with the offering restrictions requirement of Regulation S;

r.
that the Company (i) is not a person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or in Section 1 of the Anti-Terrorism Order or (ii) does not engage in any dealings or transactions with whom the Company reasonably believes to be any such person; and

s.	that none of the Company, to the knowledge of the Company, any director, officer, agent or employee of the Company are currently subject to any U.S. sanctions administered by OFAC.

5.2 Undertaking.

a.	Listing. The Company shall:

(i)    (including, without limitation, furnishing to the KOSDAQ from time to time any and all documents, instruments, information and undertakings that may be necessary) maintain a listing for all the issued shares of the Company on the KOSDAQ;

(ii) apply for listing of the Bond Shares on the KOSDAQ promptly after the issue of the Bond Shares, and obtain such listing as soon as practicable thereafter and maintain such listing; and

(iii)    minimise any trading halt or temporary suspension of trading of the shares of the Company on the KOSDAQ, and, if trading of the shares on the KOSDAQ is so halted or temporarily suspended, limit such halt or temporary suspension of trading to as short as period as possible.

b.
Registration of Convertible Bonds and Bonds Shares The Company shall register the issuance of the Convertible Bonds in the bond registry maintained and kept by it immediately upon the issuance of the Convertible Bonds. The Company shall register the issuance of the Convertible Bonds with the Registry Office of the competent Korean court having jurisdiction over the Company in accordance with the Commercial Code of Korea. In addition, the Company shall register the issuance of the Bond Shares to be issued upon conversion of the Convertible Bonds with the Registry Office of the competent Korean court having jurisdiction over the Company in a timely manner in accordance with the Commercial Code of Korea.

c.
Inspection and Information Provision. The Company shall prepare and deliver, to the extent permissible under the applicable law, to the Subscriber: (i) audited annual financial statements and management report within 90 days after the end of each fiscal year; (ii) unaudited quarterly financial and management information within 45 days after the end of each quarter; (iii) material information concerning the management and operation of the Company at least on a quarterly; (iv) copies of all documents or other information sent to any shareholder or bondholder that are material to the rights and/or obligations of the Subscriber;; and (v) copies of any material reports filed by the Company with any relevant securities exchange, regulatory authority or government agency. The Company shall make available to the Subscriber, the directors or other responsible officers of the Subscriber as to the matters relating to this Agreement and copies of all notices, statements and documents in connection therewith that the Subscriber may reasonably request. More specifically, while the Subscriber is a shareholder or bondholder of the Company, the Company shall, to the extent permissible under the applicable law, (i) give the Subscriber and its representatives reasonable access to the offices and properties during normal business hours of the Company and to books and records of the Company; (ii) furnish to the Subscriber and its advisors such financial and operating data and other information relating to the Company as such persons shall reasonably request; and (iii) instruct employees and advisors of the Company to cooperate with the Subscriber in respect of the foregoing.

d.	Notice Obligation: In case there is any material change at the Company, the Company shall promptly inform the Subscriber in writing.

5.3 Negative Covenant. Unless specifically permitted in writing by the Subscriber, so long as any of the Bonds remain outstanding, the Company undertakes with the Subscriber that:

a.	it will not take any steps for capital reduction;
b.	it will not go through the delisting process nor take any steps that may cause the delisting of shares of the Company;
c.	it will not enter into dissolution, liquidation, bankruptcy or other similar proceeding;
d.	it will not spin-off or transfer all or substantial parts of its business to other entities or persons; and

e.	it will not cause any change in control where Bokwang Group of Korea will decrease its interest or shares in and eventually lose the management control over the Company.

5.4 Merger and Consolidation. The Company agrees to follow all of the procedures and measures provided for the protection of the Subscriber under the Commercial Code of Korea in the event the Company undertakes merger or consolidation.

6. Miscellaneous.

6.1    Entire Agreement. This Agreement, the exhibits and schedules hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

6.2    Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be as follows at such other address as the Company or the Subscriber may designate by ten days advance written notice to the other parties hereto:

to the Subscriber:
Cintel Corp.
9900 Corporate Campus Drive Suite 3000
Louisville, KY 40223
U.S.A.

Attention: Sang Don Kim
Telephone No.: 822-512-2111
Facsimile No.: 822-512-5111

with a copy to

Pheonix Asset Management Inc.
26th Fl., Hanwha Securities Bldg.
23-5, Yoido-dong, Youngdeungpo-gu
Seoul 150-717, Korea

Attention: Stanley S.Y. Oh
Telephone No.: 822-799-2202
Facsimile No.: 822-799-2286

to the Company:

STS Semiconductor & Telecommunications Co., Ltd.
555-9, Baekseok-Dong, Cheonan, Chungcheongnam-Do, Korea

Attention: Jong-Muk Wi
Telephone No.: 8241-529-0810
Facsimile No.: 8241-621-5384
6.3 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.4    Facsimile Signatures; Counterparts. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

6.5    Broker's Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein, except as specified herein with respect to the Company.

6.6    Waiver of Immunity. Each of the parties hereto irrevocably waives any immunity to which it or its property may at any time be or become entitled, whether characterized as sovereign immunity or otherwise, from any set-off or legal action in Korea or elsewhere, including immunity from service of process, immunity from jurisdiction of any court or tribunal, and immunity of any of its property from attachment prior to judgment or from execution of a judgment.

6.7    Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of Korea. The Seoul Central District Court of Korea shall have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and accordingly any legal action or proceedings arising out of or in connection with this Agreement shall be brought in such court.

6.8    Successors in Interest. This Agreement may not be assigned or transferred by the Company without the prior written consent of the Subscriber. Except as otherwise provided herein, all provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective heirs, executors, administrators, personal representatives and successors and permitted assigns of any of the parties to this Agreement.

6.9    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effectuate the original intent of the parties as closely as possible.

6.10    Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

6.11    Costs, Expenses and Taxes. Each of the Company and the Subscriber shall be responsible for any and all costs, expenses and taxes (including, without limitation, attorney fees) respectively incurred by it in connection with the execution and delivery of this Agreement and the performance of its obligations under this Agreement.

6.12    Confidentiality. Each of the Company and the Subscriber agrees not to disclose to any person any information relating to the business, finances or other matters of the other party that it may have obtained as a result of the execution of this Agreement or of which it may otherwise become possessed as a result of being party to this Agreement or the performance of its obligations hereunder. Each of the Company and the Subscriber shall use all reasonable endeavors to prevent any such disclosure; provided, however, that the provisions of this Section 7.12 shall not apply:

(a)
to the disclosure of any information: (i) to any person who is required to know the same to perform its obligations under this Agreement; (ii) already known to the recipient otherwise than as a result of entering into this Agreement; (iii) subsequently received by the recipient which it would otherwise be free to disclose; (iv) which is or becomes public knowledge otherwise than as a result of the breach of this Section 7.12 of the recipient; (v) to professional advisers or auditors who receive the same under a duty of confidentiality on a need to know basis; and (vi) with the consent of all the parties to whom such confidential information relates; and

(b)
to any extent that the recipient is required to disclose any information pursuant to any law or order of any court or pursuant to any direction, request or requirement (whether or not having the force of law) of any governmental or other regulatory or taxation authority or stock exchange on which the Convertible Bonds or the Bonds Shares are listed from time to time (including, without limitation, any official bank examiners or regulators).

In Witness Whereof, the parties hereto have executed this CONVERTIBLE BONDS SUBSCRIPTION AGREEMENT as of the date set forth in the first paragraph hereof.

For and on behalf of Cintel Corp. /s/ Sang Don Kim	For and on behalf of STS Semiconductor & Telecommunications Co., Ltd. /s/ Ha Hae Don
Name: Sang Don Kim Title: Chief Executive Officer	Name: Ha Hae Don Title: Chief Executive Officer

EXHIBIT A
THIS BOND HAS NOT BEEN REGISTERED AND WILL NOT BE REGISTERED UNDER THE SECURITIES AND EXCHANGE ACT OF KOREA (THE “SECURITIES ACT”). THIS BOND MAY NOT BE CONVERTED INTO THE SHARES OF COMMON STOCK FOR A PERIOD OF ONE YEAR AFTER THE ISSUE OF THE BOND, EXCEPT AS OTHERWISE PERMITTED BY APPLICABLE KOREAN LAWS AND REGULATIONS.

Convertible Bond - STS Semiconductor & Telecommunications Co., Ltd.
/ Bond Certificate No.: [ ]

Korean Won 27,000,000,000 (Twenty Seven Billion Korean Won)April 20, 2007 (the “Issue Date”)

(representing one (1) Bond with the face value of Korean Won 27,000,000,000 (Twenty Seven Billion Korean Won)

This bond certificate may not be subdivided for a period of one year from the Issue Date; provided further that additional certificate(s) of different denomination(s) may be created by STS Semiconductor & Telecommunications Co., Ltd. (the “Company”) in case of partial redemption or conversion of the Bonds by the Subscriber and/or the Holder.

This certificate is issued in respect of one (1) bond which is duly authorized issue of Korean Won 27,000,000,000 Convertible Bond due on April 20, 2009 (the “Bond”) of the Company. References herein to the Conditions shall be to the terms and conditions of the Bond attached hereto (the “Conditions”).

For value received, the Company, subject to and in accordance with the Conditions, promises to pay to Cintel Corp. (the “Subscriber”) or its registered assigns (collectively the “Holder”) upon presentation and surrender of this Certificate the principal sum of Korean Won 27,000,000,000 (Twenty Seven Billion Korean Won) (or such other amount as is shown on the register of the bondholder with respect to the Bond as being represented by this Certificate) on April 20, 2009 (the “Maturity Date”) or on such earlier date as such sum becomes due and repayable under the Conditions, together with any other sums payable under the Conditions, all subject to and in accordance with the Conditions.

The coupon rate of the Bond shall be at the compounded interest rate of 0.0% per annum until the date of conversion thereof; however, if conversion right is not exercised during the conversion period (i.e., the period from one year after the Issue Date until one month prior to the Maturity Date), then regardless of the coupon rate, the Company shall guarantee a compounded interest rate of 4.0% per annum in total on the Bond. At any time between one year after the Issue Date and one month prior to the Maturity Date, the Bond may, at the option of the Holder, be converted into common shares in the Company by the number of shares which will be calculated by dividing the principal amount of the Bond by Korean Won 8,010, and a remaining fractional amount, if any, which is less than the Conversion Price (as defined in the Terms and Conditions of the Bonds), shall be returned to the Subscriber without any interest on the Maturity Date.

This Certificate is governed by, and shall be construed in accordance with, the laws of the Republic of Korea. The Company has submitted to the exclusive jurisdiction of the Seoul Central District Court of Korea for all purposes in connection with this Certificate.

IN WITNESS WHEREOF the Company has caused this Certificate to be duly executed on its behalf and under its corporate seal.

STS SEMICONDUCTOR & TELECOMMUNICATIONS CO., LTD.

By: _________________________
Name:
Title:

TERMS AND CONDITIONS OF THE BONDS

The statements in these terms and conditions (the “Conditions”) constitute Korean Won 27,000,000,000 Convertible Bonds of STS Semiconductor & Telecommunications Co., Ltd. (the “Company”) due on April 20, 2009 (the “Bonds”) and the holder of the Bonds (the “Holder”) is entitled to the benefit of and is bound by all the provisions of the Conditions. The term “Agreement” as used herein shall refer to the Convertible Bonds Subscription Agreement executed by and between the Company and the Subscriber dated as of April 19, 2007.
1.	Status, Type, Denomination, Repayment of Principal and Interest

The Bonds constitute direct, unsecured and unsubordinated obligations of the Company and rank at least with all other present and future unsecured and unsubordinated debt and obligations of the Company. The Bonds are in registered form (Ki-Myoung-Shik). The Bonds are due and payable as follows:

(A)	The principal amount of the Bonds, together with all accrued and unpaid interest then outstanding, shall be due and payable on April 20, 2009 (the “Maturity Date”).
(B)
Certificate(s) of different denomination(s) may be created by the Company only after one (1) year from the Issue Date in case of partial redemption or conversion of the Bonds by the Subscriber and/or the Holder.

(C)
The coupon rate of the Bonds shall be at the compounded interest rate of 0.0% per annum until the date of conversion thereof; however, if conversion right is not exercised during the conversion period (i.e., the period from one year after the Issue Date until one month prior to the Maturity Date), then regardless of the coupon rate, the Company shall guarantee a compounded interest rate of 4.0% per annum in total on the Bonds.

2.	Conversion
(A)	Conversion Period and Conversion Price

At any time between one year after the issuance date of the Bonds and one month prior to the Maturity Date, the Holder has a right to convert any Bond, whether wholly or in part, into shares of common stock of the Company (the “Common Shares”) at the option of the Holder (the “Conversion Right)”. The number of the Common Shares to be issued will be determined by dividing the principal amount of the Bonds deposited for conversion by the Conversion Price, as adjusted herein, at the Conversion Date (both as hereinafter defined), and a remaining fractional amount, if any, which is less than the Conversion Price shall be returned to the Holder without any interest on the Maturity Date.

The price at which the Common Shares of the Company will be issued upon conversion will be Korean Won 8,010 per Common Share (the “Initial Conversion Price”) but will be subject to adjustment in the manner provided in Conditions 2(C) and 2(D) (the “Conversion Price”).

(B)	Procedure for Conversion

To exercise the Conversion Right attaching to any Bond, the Holder must complete, execute and deposit at his own expense during normal business hours at the specified office of the Company a notice of conversion (a “Conversion Notice”) in duplicate in the form obtainable from the Company together with the relevant Bond.

As a condition precedent to conversion, on or prior to delivering a Conversion Notice, a Holder, who is a foreigner or foreign corporation, exercising its Conversion Right must obtain an investment registration card issued by the Korean Financial Supervisory Service by registering its identity with the Korean Financial Supervisory Service in accordance with applicable Korean laws and regulations, including the regulations of the Korean Financial Supervisory Commission unless it has previously obtained an investment registration card. However, the registration requirement does not apply to foreign investors who acquire Common Shares with the intention of selling such Common Shares within three months from the date of acquisition of the Common Shares.

  The date on which any Bond and the Conversion Notice (in duplicate) relating thereto are deposited with the Company or, if later, the date on which all conditions precedent to the conversion thereof are fulfilled is hereinafter referred to as the “Deposit Date” applicable to such Bond and must fall at a time when the Conversion Right attaching to such Bond is expressed in these Terms and Conditions to be exercisable. The request for conversion shall be deemed to have been made at 23:59 hours (Seoul time) on the Deposit Date applicable to the relevant Bond (herein referred to as the “Conversion Date” applicable to such Bond). A Conversion Notice once deposited may not be withdrawn without the consent in writing of the Company.

With effect from the Conversion Date, the Company will deem the converting Holder to have become the holder of record of the number of Common Shares to be issued to such Holder upon such conversion (disregarding any retroactive adjustment of the Conversion Price referred to below prior to the time such retroactive adjustment shall have become effective). Thereafter the Company will, subject to any applicable limitations then imposed by Korean laws and regulations, according to the request made in the relevant Conversion Notices, or cause its share transfer agent as soon as practicable, and in any event within 10 Business Days (as defined below) after the Conversion Date, (i) to deliver or cause to be delivered to the order of the person named for that purpose in the relevant Conversion Notice for the time being of the share transfer agent a certificate or certificates for the relevant Common Shares registered in the name of the converting Holder or, in cases permitted under Korean law, any other person named for that purpose in the relevant Conversion Notices, or (ii) to credit the relevant Shares to the electronic book-entry account of the converting Holder, together with any other securities, property or cash (including, without limitation, cash payable pursuant to Condition 2) required to be delivered upon conversion and such assignments and other documents (if any) as may be required by law to effect the delivery thereof. If the Conversion Date in relation to any Bond shall be on or after a date with effect from which an adjustment to the Conversion Price takes retroactive effect pursuant to any of the provisions referred to in paragraphs (C) and (D) of this Condition 2 and the relevant Conversion Date falls on a date when the relevant adjustment has not yet been reflected in the then current Conversion Price, the Company will procure that the provisions of this paragraph shall be applied, mutatis mutandis, to such number of Common Shares as is equal to the excess of the number of Common Shares which would have been required to be issued on conversion of such Bond if the relevant retroactive adjustment had been given effect as at the said Conversion Date over the number of Common Shares previously issued pursuant to such conversion, and in such event and in respect of such number of Common Shares references in this paragraph to the Conversion Date shall be deemed to refer to the date upon which such retroactive adjustment becomes effective (disregarding the fact that it becomes effective retroactively).

Any dividend on the Common Shares issued upon conversion of a Bond or Bonds with respect to the Fiscal Period (as defined below) during which the relevant Conversion Date falls will be paid with respect to the full Fiscal Period on the basis that the conversion took effect immediately before the beginning of such Fiscal Period. The Common Shares issued upon conversion of the Bonds will in all other respect rank pari passu with the Common Shares in issue on the relevant Conversion Date (except for any right the record date for which precedes such Conversion Date and any other right excluded by mandatory provisions of applicable law). “Fiscal Period” means an annual period commencing on January 1 and ending on December 31 in any year unless changed in accordance with the provisions of the Article of Incorporation of the Company.

“Business Day” means any day on which banks are open for business in Seoul.

(C)	Adjustment of Conversion Price

The Conversion Price shall be subject to adjustment as follows:
(i)(x)
If the Company shall (a) make a free distribution of Common Shares, (b) sub-divide its outstanding Common Shares, (c) consolidate its outstanding Common Shares into a smaller number of Common Shares, or (d) re-classify any of its Common Shares into other securities of the Company, then the Conversion Price shall be appropriately adjusted so that the Holder, the Conversion Date in respect of which occurs after the coming into effect of the adjustment described in this paragraph (i)(x), shall be entitled to receive the number of Common Shares or other securities of the Company which he would have held or have been entitled to receive after the happening of any of the events described above had such Bond been converted immediately prior to the happening of such event (or, if the Company has fixed a prior record date for the determination of shareholders entitled to receive any such free distribution of Common Shares or other securities issued upon any such sub-division, consolidation or re-classification, immediately prior to such record date), but without prejudice to the effect of any other adjustment to the Conversion Price made with effect from the date of the happening of such event (or such record date) or at any time thereafter. An adjustment made pursuant to this paragraph (i)(x) shall become effective immediately on the relevant event referred to above becoming effective or, if a record date is fixed therefor, immediately after such record date; provided, that in the case of a free distribution of Common Shares which must, under the applicable law, be submitted for approval to a general meeting of shareholders or be approved by a meeting of the Board of Directors of the Company before being legally paid or made, and which is so approved after the record date fixed for the determination of shareholders entitled to receive such distribution, such adjustment shall, immediately upon such approval being given by such meeting, become effective retroactively to immediately after such record date.

If the Company shall authorize a free distribution of Common Shares which distribution is to be paid or made to shareholders as of a record date which is also:

(a)	the record date for the issue of any rights or warrants which requires an adjustment of the Conversion Price pursuant to paragraph (ii) or (iii) below;

(b)	the day immediately before the date of issue of any securities convertible into or exchangeable for Common Shares which requires an adjustment of the Conversion Price pursuant to paragraph (v) below;

(c)	the day immediately before the date of issue of any Common Shares which requires an adjustment of the Conversion Price pursuant to paragraph (vi) below; or

(d)	the day immediately before the date of issue of any rights or warrants which requires an adjustment of the Conversion Price pursuant to paragraph (vii) below,

then (except where such free distribution gives rise to a retroactive adjustment of the Conversion Price under this paragraph (i)(x)) no adjustment of the Conversion Price in respect of such free distribution shall be made under this paragraph (i)(x), but in lieu thereof an adjustment shall be made under paragraph (ii), (iii), (v), (vi) or (vii) below (as the case may be) by including in the denominator of the fraction described therein the aggregate number of Common Shares to be issued pursuant to such free distribution.

(i)(y)
If the Company shall declare a dividend in Common Shares then the Conversion Price in effect on the date when such dividend is declared (or, if the Company has fixed a prior record date for the determination of shareholders entitled to receive such dividend, on such record date) shall be adjusted in accordance with the following formula:

NCP = OCP × [(N + y) ÷ (N + n)]

where:

NCP	=	the Conversion Price after such adjustment

OCP	=	the Conversion Price before such adjustment

N	=	the number of Common Shares outstanding (having regard to paragraph (x) below) at the time of declaration of such dividend (or at the close of business in Korea on such record date as the case may be)

n	=	the number of Common Shares to be distributed to the shareholders as a dividend

y	=
the number of Common Shares which the aggregate par value of such Common Shares to be distributed to the shareholders as a dividend would purchase at the current market price per Common Share on the date of the declaration of such dividend (or, if a prior record date has been fixed as aforesaid, such record date). An adjustment made pursuant to this paragraph (i)(y) shall become effective as provided with respect to paragraph (i)(x); provided that in the case of a dividend in Common Shares which must, under the applicable law, be submitted for approval to a general meeting of shareholders of the Company before being legally paid, and which is so approved after the record date fixed for the determination of shareholders entitled to receive such dividend, such adjustment shall, immediately upon such approval being given by such meeting, become effective retroactively to immediately after such record date.

If the Company shall declare a dividend in Common Shares which dividend is to be paid or made to shareholders as of a record date which is also:

(a)	the record date for the issue of any rights or warrants which requires an adjustment of the Conversion Price pursuant to paragraph (ii) or (iii) below;

(b)	the day immediately before the date of issue of any securities convertible into or exchangeable for Common Shares which requires an adjustment of the Conversion Price pursuant to paragraph (v) below;

(c)	the day immediately before the date of issue of any Common Shares which requires an adjustment of the Conversion Price pursuant to paragraph (vi) below; or

(d)	the day immediately before the date of issue of any rights or warrants which requires an adjustment of the Conversion Price pursuant to paragraph (vii) below,

then (except where such dividend gives rise to a retroactive adjustment of the Conversion Price under the first paragraph of paragraph (i)(x) above) no adjustment of the Conversion Price in respect of such dividend shall be made under this paragraph (i)(y), but in lieu thereof an adjustment shall be made under paragraph (ii), (iii), (v), (vi) or (vii) below (as the case may require) by including in the denominator of the fraction described therein the aggregate number of Common Shares to be issued pursuant to such dividend and including in the numerator of the fraction described therein the number of Common Shares which the aggregate par value of Common Shares to be so distributed would purchase at the current market price per Common Share.

(ii)	if the Company shall grant, issue or offer to the holders of Common Shares rights or warrants entitling them to subscribe for or purchase Common Shares:

(a)
at a consideration per Common Share receivable by the Company (determined as provided in paragraph (ix) below) which is fixed on or prior to the record date mentioned below and is less than the current market price per Common Share at such record date; or

(b)
at a consideration per Common Share receivable by the Company (determined as aforesaid) which is fixed after the record date mentioned below and is less than the current market price per Common Share on the date the Company fixes the said consideration, then the Conversion Price in effect (in a case within (a) above) on the record date for the determination of shareholders entitled to receive such rights or warrants or (in a case within (b) above) on the date the Company fixes the said consideration shall be adjusted in accordance with the following formula:

NCP = OCP × [(N + v) ÷ (N + n)]

where:

NCP	=	the Conversion Price after such adjustment

OCP	=	the Conversion Price before such adjustment

N	=
the number of Common Shares outstanding (having regard to paragraph (x) below) at the close of business in Korea (in a case within (a) above) on such record date or (in a case within (b) above) on the date the Company fixes the said consideration

n	=	the number of Common Shares initially to be issued upon exercise of such rights or warrants at the said consideration

v	=
the number of Common Shares which the aggregate consideration receivable by the Company (determined as provided in paragraph (ix) below) would purchase at such current market price per Common Share specified in (a) or, as the case may be, (b) above.

Such adjustment shall become effective (in a case within (a) above) immediately after the record date for the determination of shareholders entitled to receive such rights or warrants or (in a case within (b) above) immediately after the Company fixes the said consideration but retroactively to immediately after the record date for the said determination.

If, in connection with a grant, issue or offer to the holders of Common Shares of rights or warrants entitling them to subscribe for or purchase Common Shares, any Common Shares which are not subscribed for or purchased by the persons entitled thereto are offered to or subscribed by others (whether as places or members of the public or pursuant to underwriting arrangements or otherwise), no further adjustment shall be required or made to the Conversion Price by reason of such offer or subscription.
(iii)
If the Company shall grant, issue or offer to the holders of Common Shares rights or warrants entitling them to subscribe for or purchase any securities convertible into or exchangeable for Common Shares (other than those rights and warrants granted, issued or offered to and accepted by existing employees of the Company in accordance with mandatory provisions of the applicable law):

(a)
at a consideration per Common Share receivable by the Company (determined as provided in paragraph (ix) below) which is fixed on or prior to the record date mentioned below and is less than the current market price per Common Share at such record date; or

(b)
at a consideration per Common Share receivable by the Company (determined as aforesaid) which is fixed after the record date mentioned below and is less than the current market price per Common Share on the date the Company fixes the said consideration, then the Conversion Price in effect (in a case within (a) above) on the record date for the determination of shareholders entitled to receive such rights or warrants or (in a case within (b) above) on the date the Company fixes the said consideration shall be adjusted in accordance with the following formula:

NCP = OCP × [(N + v) ÷ (N + n)]

   where:

NCP and OCP have the meanings ascribed thereto in paragraph (ii) above.

N	=
the number of Common Shares outstanding (having regard to paragraph (x) below) at the close of business in Korea (in a case within (a) above) on such record date or (in a case within (b) above) on the date the Company fixes the said consideration

n	=	the number of Common Shares initially to be issued upon exercise of such rights or warrants and conversion or exchange of such convertible or exchangeable securities at the said consideration

v	=
the number of Common Shares which the aggregate consideration receivable by the Company (determined as provided in paragraph (ix) below) would purchase at such current market price per Common Share specified in (a) or, as the case may be, (b) above.

Such adjustment shall become effective (in a case within (a) above) immediately after the record date for the determination of shareholders entitled to receive such rights or warrants or (in a case within (b) above) immediately after the Company fixes the said consideration but retroactively to immediately after the record date for the said determination.

If, in connection with a grant, issue or offer to the holders of Common Shares of rights or warrants entitling them to subscribe for or purchase securities convertible into or exchangeable for Common Shares, any such securities convertible into or exchangeable for Common Shares which are not subscribed for or purchased by the persons entitled thereto are offered to or subscribed by others (whether as places or members of the public or pursuant to underwriting arrangements or otherwise) no further adjustments shall be required or made to the Conversion Price by reason of such offer or subscription or the conversion or exchange of such securities.

(iv)
If the Company shall distribute to the holders of Common Shares evidences of its indebtedness, shares of capital stock of the Company (other than Common Shares), assets (excluding annual cash dividends) or rights or warrants to subscribe for or purchase shares or securities at less than fair market value (excluding those rights and warrants referred to in paragraphs (ii) and (iii) above and any rights and warrants granted, issued or offered to and accepted by existing employees of the Company in accordance with mandatory provisions of the applicable law), then the Conversion Price in effect on the record date for the determination of shareholders entitled to receive such distribution shall be adjusted in accordance with the following formula:

NCP = OCP × [(CMP - fmv) ÷ CMP]

   where:

NCP and OCP have the meanings ascribed thereto in paragraph (ii) above.

CMP	=	the current market price per Common Share on the record date for the determination of shareholders entitled to receive such distribution

fmv	=
the fair market value (as determined by the Company or, if pursuant to the applicable law such determination is to be made by application to a court of competent jurisdiction, as determined by such court or by an appraiser appointed by such court) of the portion of the evidences of indebtedness, shares, assets, rights or warrants so distributed applicable to one Common Shares less any consideration paid for the same by the relevant shareholder.

In making a determination of the fair market value of any such rights or warrants, the Company shall consult a leading independent securities company or bank in Seoul selected by the Company and approved in writing by the Holder and shall take fully into account the advice received from such company or bank.

Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution; provided, that (a) in the case of such a distribution which must, under the applicable law, be submitted for approval to a general meeting of shareholders or be approved by a meeting of the Board of Directors of the Company before such distribution may legally be made and is so approved after the record date fixed for the determination of shareholders entitled to receive such distribution, such adjustment shall, immediately upon such approval being given by such meeting, become effective retroactively to immediately after such record date and (b) if the fair market value of the evidences of indebtedness, shares, assets, rights or warrants so distributed cannot be determined until after the record date fixed for the determination of shareholders entitled to receive such distribution, such adjustment shall, immediately upon such fair market value being determined, become effective retroactively immediately after such record date.

(v)
If the Company shall grant, issue or offer any securities convertible into or exchangeable for Common Shares (other than in any of the circumstances described in paragraph (iii) above and paragraph (vii) below) and the consideration per Common Share receivable by the Company (determined as provided in paragraph (ix) below) shall be less than the current market price per Common Share on the date in Korea on which the Company fixes the said consideration (or, if the issue of such securities is subject to approval by a general meeting of shareholders, on the date on which the Board of Directors of the Company fixes the consideration to be recommended at such meeting), then the Conversion Price in effect immediately prior to the date of issue of such convertible or exchangeable securities shall be adjusted in accordance with the following formula:

NCP = OCP × [(N + v) ÷ (N + n)]

   where :

NCP and OCP have the meanings ascribed thereto in paragraph (ii) above.

N	=	the number of Common Shares outstanding (having regard to paragraph (x) below) at the close of business in Korea on the day immediately prior to the date of such issue

n	=	the number of Common Shares to be issued upon conversion or exchange of such convertible or exchangeable securities at the initial conversion or exchange price or rate

v	=	the number of Common Shares which the aggregate consideration receivable by the Company (determined as provided in paragraph (ix) below) would purchase at such current market price per Common Share.

Such adjustment shall become effective as of the calendar day in Korea corresponding to the calendar day at the place of issue on which such convertible or exchangeable securities are issued.

(vi)
If the Company shall issue any Common Shares (other than Common Shares issued (a) on conversion of the Bonds or on conversion or exchange of any convertible or exchangeable securities issued by the Company prior to the Issue Date or (b) on exercise of any rights or warrants granted, issued or offered by the Company prior to the Issue Date or (c) in any of the circumstances described above or (d) to shareholders of any company which merges into the Company in proportion to their shareholdings in such company immediately prior to such merger, upon such merger) for a consideration per Common Share receivable by the Company (determined as provided in paragraph (ix) below) less than the current market price per Common Share on the date in Korea on which the Company fixes the said consideration (or, if the issue of such Common Shares is subject to approval by a general meeting of shareholders, on the date on which the Board of Directors of the Company fixes the consideration to be recommended at such meeting), then the Conversion Price in effect immediately prior to the issue of such additional Common Shares shall be adjusted in accordance with the following formula:

NCP = OCP × [(N + v) ÷ (N + n)]

   where:

NCP and OCP have the meanings ascribed thereto in paragraph (ii) above.

N	=	the number of Common Shares outstanding (having regard to paragraph (x) below) at the close of business in Korea on the day immediately prior to the date of issue of such additional Common Shares.

n	=	the number of additional Common Shares issued as aforesaid.

v	=	the number of Common Shares which the aggregate consideration receivable by the Company (determined as provided in paragraph (ix) below) would purchase at such current market price per Common Share.

Such adjustment shall become effective as of the calendar day in the Korea of the issue of such additional Common Shares.

(vii)
If the Company shall issue rights or warrants to subscribe for or purchase Common Shares or securities convertible into or exchangeable for Common Shares (other than any rights or warrants granted, issued or offered to the holders of Common Shares and to existing employees of the Company in accordance with mandatory provisions of the applicable law) and the consideration per Common Share receivable by the Company (determined as provided in paragraph (ix) below) shall be less than the current market price per Common Share on the date in Korea on which the Company fixes the said consideration (or, if the issue of such rights or warrants is subject to approval by a general meeting of shareholders, on the date on which the Board of Directors of the Company fixes the consideration to be recommended at such meeting), then the Conversion Price in effect immediately prior to the date of the issue of such rights or warrants shall be adjusted in accordance with the following formula:

NCP = OCP × [(N + v) ÷ (N + n)]

   where:

NCP and OCP have the meanings ascribed thereto in paragraph (ii) above.

N	=	the number of Common Shares outstanding (having regard to paragraph (x) below) at the close of business in Korea on the day immediately prior to the date of such issue

n	=	the number of Common Shares to be issued on exercise of such rights or warrants and (if applicable) conversion or exchange of such convertible or exchangeable securities at the said consideration

v	=	the number of Common Shares which the aggregate consideration receivable by the Company (determined as provided in paragraph (ix) below) would purchase at such current market price per Common Share.

Such adjustment shall become effective as of the calendar day in Korea corresponding to the calendar day at the place of issue on which such rights or warrants are issued.

(viii)
For the purposes of this Clause (C), the current market price per Common Share on any date shall be deemed to be the volume-weighted average of the daily closing prices of the Common Shares for the 30 consecutive trading days commencing 45 trading days before such date. The closing price of the Common Shares for each trading day shall be the last reported selling price of the Common Shares as reported by the KOSDAQ for such day or, if no sale takes place on such day, the higher of the closing bid or offered price of the Common Shares on the KOSDAQ. For the purposes of this paragraph (viii), the term “trading day” means a day when the KOSDAQ is open for business, but does not include a day when (a) no such last selling price or closing bid or offered price is reported and (b) (if the Common Shares are not admitted to trading on such exchange) no such closing bid and offered prices are furnished as aforesaid. If during the said 45 trading days or any period thereafter up to but excluding the date as of which the adjustment of the Conversion Price in question shall be effected, any event (other than the event which requires the adjustment in question) shall occur which gives rise to a separate adjustment to the Conversion Price under the provisions of this Clause (C), then the current market price as determined above shall be adjusted in such manner and to such extent as a leading independent securities company or bank in Seoul selected by the Company and approved in writing by the Holders shall in its absolute discretion deem appropriate and fair to compensate for the effect thereof.

(ix)
For the purposes of any calculation of the consideration receivable by the Company pursuant to paragraphs (ii), (iii), (v), (vi) and (vii) of Condition 2(C), the following provisions shall be applicable:

(a)	in the case of the issue of Common Shares for cash, the consideration shall be the amount of such cash;

(b)
in the case of the issue of Common Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by an independent financial institution or, if pursuant to applicable law of Korea such determination is to be made by application to a court of competent jurisdiction, as determined by such court or an appraiser appointed by such court, irrespective of the accounting treatment thereof;

(c)
in the case of the issue (whether initially or upon the exercise of rights or warrants) of securities convertible into or exchangeable for Common Shares, the aggregate consideration receivable by the Company shall be deemed to be the consideration received by the Company for such securities and (if applicable) rights or warrants plus the additional consideration (if any) to be received by the Company upon (and assuming) the conversion or exchange of such securities at the initial conversion or exchange price or rate and (if applicable) the exercise of such rights or warrants at the initial subscription or purchase price (the consideration in each case to be determined in the same manner as provided in this paragraph (ix) of Condition 2(C)) and the consideration per Common Share receivable by the Company shall be such aggregate consideration divided by the number of Common Shares to be issued upon (and assuming) such conversion or exchange at the initial conversion or exchange price or rate and (if applicable) the exercise of such rights or warrants at the initial subscription or purchase price;

(x)
If, at the time of computing an adjustment (the “later adjustment”) of the Conversion Price pursuant to any of paragraphs (ii), (iii), (v), (vi) and (vii) above, the Conversion Price already incorporates an adjustment made (or taken or to be taken into account pursuant to the proviso to paragraph (xi) below) to reflect an issue of Common Shares or of securities convertible into or exchangeable for Common Shares or of rights or warrants to subscribe for or purchase Common Shares or securities, to the extent that the number of such Common Shares or securities taken into account for the purposes of such adjustment exceeds the number of such Common Shares in issue at the time relevant for ascertaining the number of outstanding Common Shares for the purposes of computing the later adjustment, such Common Shares shall be deemed to be outstanding for the purposes of making such computation.

(xi)
No adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease in such price of at least Korean Won 10; provided, that any adjustment which by reason of this paragraph (xi) is not required to be made shall be carried forward and taken into account (as if such adjustment had been made at the time when it would have been made but for the provisions of this paragraph (xi)) in any subsequent adjustment. All calculations under this Condition 2(C) shall be made to the nearest Korean Won.

(xii)
Notwithstanding the provisions of this Condition 2(C), the Conversion Price shall not be reduced below the par value of the Common Shares as a result of any adjustment made hereunder unless under applicable law then in effect Bonds may be converted at such reduced Conversion Price into legally issued, fully-paid Common Shares.

(xiii)
Any references herein to the date on which a consideration is “fixed” shall, where the consideration is originally expressed by reference to a formula which cannot be expressed an actual cash amount until a later date, be construed as a reference to the first day on which such actual cash amount can be ascertained.

(xiv)	No adjustment involving an increase in the Conversion Price will be made, except in the case of a consolidation of the Common Shares, as referred to in paragraph (i) of Condition 2(C).

(xv)	The Company may purchase its Common Shares to the extent permitted by law.

(xvi)	Notice of any adjustment in the Conversion Price shall be given to Holder in accordance with Condition 9 as soon as practicable after the determination thereof.

(xvii)
Where more than one event which gives or may give rise to an adjustment to the Conversion Price occurs within such a short period of time that in the opinion of a leading investment bank of international repute (acting as expert), selected by the Company and approved in writing by the Holder at the expense of the Company, the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification shall be made to the operation of the foregoing provisions as may be advised by a leading investment bank of international repute (acting as expert), selected by the Company and approved in writing by the Holder at the expense of the Company, to be in their opinion appropriate in order to give such intended result.

(D)	The Conversion Price shall be subject to resetting as follows:

(i)
If the higher of (x) the simple arithmetic average of (i) the volume weighted average of the Closing Prices (as defined below) of the Common Shares on the KOSDAQ for the one month prior to each relevant Setting Date (as defined below), (ii) the volume weighted average of the Closing Prices for the one week prior to the relevant Setting Date, and (iii) the Closing Price one trading day prior to the relevant Setting Date, being rounded upwards (if necessary) to the nearest Korean Won, and (y) the Closing Price at the close of business in Korea one trading day prior to each relevant Setting Date (the higher of (x) and (y), “Adjusted Share Price”) is lower than the then applicable Conversion Price on the relevant Setting Date, then the Conversion Price shall be adjusted to the Adjusted Share Price in effect on and from the relevant Setting Date (such adjusted Conversion Price being rounded upwards (if necessary) to the nearest Korean Won).

PROVIDED THAT:

(1)
the provisions of Condition 2(C) shall apply mutatis mutandis to this Condition 2(D)(i) to ensure that appropriate adjustments shall be made to any Closing Price to reflect any adjustments made to the Conversion Price in accordance with Condition 2(C);

(2)
any such adjustment to the Conversion Price pursuant to this Condition 2(D)(i) shall be limited so that the Conversion Price shall not be reduced below 70 per cent. of (x) the Initial Conversion Price or (y) if any adjustment has been made to the Conversion Price in accordance with Condition 2(C), such adjusted Conversion Price;

(3)
the Conversion Price shall not be reduced below the par value of the Common Shares (currently Korean Won 500 per Common Share as of the Issue Date) as a result of any adjustment made hereunder unless under applicable law then in effect, the Bonds may be converted at such reduced Conversion Price into legally issued, fully-paid and non-assessable Common Shares;

(4)	the adjustment of the Conversion Price in respect of any Setting Date shall be subject to the provisions of the applicable law and regulations then in effect; and

(5)
for the avoidance of doubt (x) any adjustments to the Conversion Price made pursuant to this Condition 2(D)(i) shall only be downward adjustments, (y) no adjustment will be made where such adjustment would be less than Korean Won 10 and (z) an adjustment may be made in respect of a Setting Date notwithstanding that an adjustment may have been made in respect of a prior Setting Date or Setting Dates.

(ii)
Notwithstanding anything to the contrary in these Conditions, in the event that the Company’s Common Shares become de-registered or de-listed from the KOSDAQ, the Conversion Price shall be immediately adjusted to the par value of the Common Shares with effect on and from the date such event takes effect.

The term “Closing Price” for any day means the last selling price or, if no sales take place on such day, the closing bid or offered price in each case as reported by the KOSDAQ are listed for such day. The term “trading day” is a day when the Stock Exchange the Common Shares are listed is open for business, but does not include a day when (a) no such last selling price or closing bid or offered price is reported and (b) (if the Common Shares is not admitted to trading on such Stock Exchange) no such closing bid and offered prices are furnished as aforesaid. If during the said 45 trading days or any period thereafter up to but excluding the date as of which the adjustment of the Conversion Price in question shall be effected, any event (other than the event which requires the adjustment in question) shall occur which gives rise to a separate adjustment to the Conversion Price under the provisions of Condition 2(C), then the current market price as determined above shall be adjusted in such manner and to such extent as a leading independent securities company or bank in New York selected by the Company and approved in writing by the Holder shall in its absolute discretion deem appropriate and fair to compensate for the effect thereof.

The term “Setting Date” means a day falling one calendar month after the Issue Date (i.e. May 20, 2007) and thereafter every three calendar months after the previous Setting Date (starting with August 20, 2007) up to one month prior to the Maturity Date. If any Setting Date would otherwise fall on a day which is not a Business Day, it shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month in which event it shall be brought forward to the immediately preceding Business Day.

Such adjustments (if any) shall be notified promptly to the Holder in accordance with Condition 9.
(E)
If, while any Conversion Right is or is capable of being or becoming exercisable, there shall be any adjustment to the Conversion Price, the Company shall (i) as soon as practicable notify the Holder of particulars of the event giving rise to the adjustment, the Conversion Price after such adjustment, the date on which such adjustment takes effect and such other particulars and information as the Holder may require and (ii) promptly after the date upon which such adjustment takes effect, give notice to the Holder in a form previously approved in writing by the Holder, stating that the Conversion Price has been adjusted and setting both the Conversion Price in effect prior to such adjustment, the adjusted Conversion Price and the effective date of such adjustment. The Conversion Notice shall be made in a form agreed upon by and between the Company and the Holders.

3.	Redemption at Maturity

Unless previously redeemed or converted or purchased and in each case canceled as herein provided, the Company will redeem on the Maturity Date the Bonds at one hundred per cent. (100%) of their face principal amount and interest on the amount of the Bonds calculated at the compounded rate of eight per cent. (4%) per annum.

4.	Redemption at the option of the Bondholder

At any time during the period from May 21 2007 to March 19 2009, the Holder may by completing, signing and depositing a notice of redemption in duplicate at the the Company during the normal business hours of such Company not more than sixty days, but not less than thirty days prior to the early redemption date, which shall not fall after March 19, 2009 , set forth in the redemption notice (the “Put Date”) require the Company to redeem all or some of the Bonds held by him on the relevant Put Date at its face value together with accrued interest on the principal amount to be repaid calculated at the compounded rate of four per cent. (4.0%) per annum.

5.	Redemption at the option of the Company

At any time after April 20 2008, if the Closing Price of a Common Share of the Company remains higher than 135% of the Conversion Price then in effect for twenty (20) consecutive trading dates of the KOSDAQ and the Holder fails to exercise its Conversion Rights during such twenty day period, on the trading date immediately following the end of such twenty day period, the Company may send a notice requesting the Holder to exercise his Conversion Right within five (5) trading dates from the date of receipt of such notice. If the Holder fails to exercise his Conversion Right during such five (5) day period, the Company may redeem all or some of the issued and outstanding Bonds at 100% of the principal amount of the Bonds without any interest or premium thereon.

6.	Charges, Taxes and Expenses

Issuance of the equity interest upon the conversion of the Bonds shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such equity interest, all of which taxes and expenses shall be paid by the Company.

7.	Events of Default

If any of the following events (each, an “Event of Default”) occurs and is continuing, the Company shall promptly inform the Holder of such Event of Default. In such case, the Holder at its discretion may give notice to the Company that the Bonds are, and they shall immediately become, due and payable, in which case the entire unpaid principal balance of the Bonds and all of the unpaid interest accrued thereon shall be immediately due and payable.

(i)	Non-Payment
The Company fails to pay principal, premium, interest and/or any other amount owing by the Company to the Holder hereunder when due and payable and such failure continues for seven (7) days; or

(ii)	Breach of Other Obligations

The Company defaults in the performance or observance of or compliance with any of its obligations set out in this Agreement and/or these Conditions which default is incapable of remedy or, if it is capable of remedy, is not remedied within thirty (30) days after such default; or

(iii)	Breach of Representation or Warranty

Any representation or warranty given by the Company under these Conditions is no longer correct in material respect on the date on which it was made or repeated and this situation continues for a period of thirty (30) days; or

(iv)	Cross Default
a. Any other present or future indebtedness for borrowed money of the Company becomes due and payable prior to its stated maturity by reason of an Event of Default; or
b. Any such indebtedness for borrowed money is not paid when due, as the case may be, within any applicable grace period originally provided for; or

c.    The Company fails to pay when due (or within any applicable grace period originally provided for) any amount payable by it under any present or future guarantee or indemnity in respect of indebtedness for borrowed money.

(v)	Enforcement Proceedings

A distress, execution or other legal process is levied, enforced or sued upon or against any material part of the property, assets or revenues of the Company and is not discharged or stayed within ninety (90) days of having been so levied, enforced or sued out unless enforcement or suit is being contested in good faith and by appropriate proceedings; or

(vi)	Security Enforced

An encumbrancer takes possession or a receiver, manager or other similar person is appointed over, or an attachment order is issued in respect of the whole or any material part of the undertaking, property, assets or revenues of the Company and in any such case such possession, appointment or attachment is not stayed or terminated or the debt on account of which such possession was taken or appointment or attachment was made is not discharged or satisfied within thirty (30) days of such possession, appointment or the issue of such order; or

(vii)	Insolvency

The Company is declared by a court of competent jurisdiction to be insolvent, bankrupt or unable to pay its debts, or stops, suspends or threatens to stop or suspend payment of all or a material part of its debts as they mature or applies for or consents to or suffers the appointment of an administrator, liquidator or receiver or other similar person in respect of the Company or over the whole or any material part of the undertaking, property, assets or revenues of the Company pursuant to any insolvency law and such appointment is not discharged within thirty (30) days of its taking effect or takes any proceedings under any law for a readjustment or deferment of its obligations or any part of them or makes or enters into a general assignment or an arrangement or composition with or for the benefit of its creditors except, in any such case, for the purpose of and followed by a reconstruction, amalgamation, reorganization, merger or consolidation on terms approved by the Holder; or

(viii)	Winding-up

An order of a court of competent jurisdiction is made or an effective resolution passed for the winding-up or dissolution of the Company or the Company ceases to carry on all or any material part of its business or operations except, in any such case, for the purpose of and followed by a reconstruction, amalgamation, reorganization, merger or consolidation on terms approved by the Holder; or

(ix)	Expropriation
Any governmental authority or agency compulsorily purchases or expropriates all or any material part of the assets of the Company without fair compensation; or
(x)	Unlawfulness
The Company is in breach of any law or regulation in any jurisdiction in material respects to which it and/or any of its properties are subject.
(xi)	Analogous Events
Any event, which under the laws of the U.S. has an analogous effect to any of the events referred to in (vii) and (viii) above, occurs.

8.	Replacement of Bonds
 Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of the Bonds and of indemnity or security reasonably satisfactory to it, the Company will make and deliver a new security which shall carry the same rights to interest (unpaid and to accrue) carried by the Bonds, stating that such security is issued in replacement of the Bonds, making reference to the original date of issuance of the Bonds (and any successors hereto) and dated as of such cancellation, in lieu of the Bonds.

9.	Governing Law and Jurisdiction
The Bonds shall be construed in accordance with the laws of the Republic of Korea, excluding its conflicts of laws rules.

10.	Dispute Resolution
The Company and the Holder shall attempt in good faith to resolve all disputes, controversies or claims arising out of or in connection with the interpretation or application of the provisions of the terms and conditions hereto or in connection with the determination of any matters which are subject to objective determination pursuant to the terms and conditions hereto (each, a “Dispute”) by mutual agreement. If any Dispute cannot be resolved by the parties hereto pursuant to above or otherwise, then such Dispute shall be brought to the Seoul Central District Court of Korea.

11.	Notices
Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth in the Convertible Bonds Subscription Agreement or on the register maintained by the Company. Any party hereto may change its address for future notice hereunder by giving notice of such change to the other party. Notice shall conclusively be deemed to have been given where received.

12.	Miscellaneous

(A)	No Waiver.
No failure or delay by the Holder to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege.

(B)	Attorneys’ Fees.
If the Holder retains an attorney for collection of the Bonds, or if any suit or proceeding is brought for the recovery of all, or any part of, or for protection of the indebtedness respected by the Bonds, then the Company agrees to pay all costs and expenses of the suit or proceeding, or any appeal thereof, incurred by the Holder, including without limitation, reasonable attorneys' fees.

(C)	Default Rate.
The default interest rate shall be the compounded rate of nineteen per cent. (19%) per annum.
(D)	Assignment.
The Holder may assign, transfer or establish security interests on the Bonds, in whole or in part, at the Holder's sole discretion to any other person subject to restrictions under the relevant laws of Korea. The Company shall cooperate with and provide any reasonably necessary assistance to the Holder to complete and effect such assignment, transfer or establishment of security interest.